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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

CytRx Corporation
Los Angeles, California

         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 10, 2004, relating to the consolidated financial statements and the related financial statement schedule of CytRx Corporation, which is contained in that Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                          /s/ BDO SEIDMAN, LLP

Los Angeles, California
May 27, 2004